North American Palladium Ltd. 200 Bay Street, Suite 2350 Royal Bank Plaza, South Tower P.O. Box 93 Toronto, Ontario M5J 2J2 Canada Tel: (416) 360-7590 Fax: (416) 360-7709

May 14, 2012

REPORT OF VOTING RESULTS

TO:	Alberta Securities Commission
Autorité des marchés financiers
British Columbia Securities Commission
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Ontario Securities Commission
Prince Edward Island Securities Office
Saskatchewan Financial Services Commission
Superintendent of Securities, Newfoundland and Labrador

Toronto Stock Exchange

In accordance with section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we hereby advise of the results of voting on the matters submitted to the annual meeting (the “Meeting”) of the shareholders (the “Shareholders”) of North American Palladium Ltd. (the “Corporation”) held on May 11, 2012. At the Meeting, Shareholders were asked to consider certain matters.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1: Election of Directors

By a vote by way of show of hands, the number of directors elected at the meeting was seven and the following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Nominees	Number of Shares For	Percentage of Votes Cast
Steven R. Berlin	54,426,251	72.35%
William J. Biggar	54,327,828	72.22%
C. David A. Comba	54,516,476	72.47%
André J. Douchane	42,120,137	55.99%
Robert J. Quinn	54,428,736	72.35%
Greg J. Van Staveren	54,416,406	72.34%
William J. Weymark	54,377,221	72.29%

2

Item 2: Appointment of Auditors

By a vote by way of show of hands, KPMG LLP were appointed auditors of the Corporation to hold office until the close of the next annual meeting of the Shareholders or until their successors are appointed, and the directors of the Corporation were authorized to fix the remuneration of the auditors.

Number of Shares For	Percentage of Votes Cast
115,360,815	96.35%

NORTH AMERICAN PALLADIUM LTD.

(signed) Trent C. A. Mell

Trent C. A. Mell
Vice President, Corporate Development,
General Counsel & Corporate Secretary